UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 6, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE


                       CALPINE POWER INCOME FUND CLOSES ON
                     $120 MILLION REVOLVING CREDIT FACILITY

     (Calgary, Alberta) October 6, 2003 -Calpine Power Income Fund (the "Fund") [TSX:CF.UN] today announced that through Calpine Commercial Trust, it has
obtained  a  $120  million  extendible   revolving  term  credit  facility  (the
"Facility"). The Facility has a three-year term, comprised of a two-year revolving period followed by a one-year term period and is split into two tranches. One tranche of $90 million is available only to finance strategic acquisitions, with the remaining $30 million tranche available to the Fund for acquisitions, as well as for general corporate purposes.

     The Facility was arranged by Union Bank of California, Canada Branch and National Bank Financial, with Scotia Capital and Canadian Western Bank as other members of the banking syndicate.

     "This new credit facility represents another foundation piece for the Calpine Power Income Fund. The facility benefits the Fund in three important ways," said Rohn Crabtree, President and CEO of Calpine Canada Power Ltd., the manager of the Fund. "It gives the Fund the ability to act quickly to capitalize on attractive, accretive purchase opportunities and it provides working capital to fund capital projects and meet short term cash requirements that further enhance the stability of the Fund."

     Calpine Power Income Fund is an unincorporated open-ended trust that invests in electrical power assets. The Fund indirectly owns interests in two power plants in British Columbia and Alberta and has a loan interest in a power plant in Ontario. The Fund is managed by Calpine Canada Power Ltd., which is headquartered in Calgary, Alberta.

     The Calpine Power Income Fund units are listed on the Toronto Stock Exchange under the symbol CF.UN. The Fund also has warrants that trade under the symbol CF.WT. For further information on the Fund, please visit our website at www.calpinepif.com or contact:

Lisa Poelle                             Art MacNichol
Manager, Investor & Media Relations     Vice President & Chief Financial Officer
Phone: (403) 781-6200                   Phone: (403) 750-3378
Email: ir@calpinecanada.com

FORWARD-LOOKING INFORMATION

     Certain information in this news release is forward-looking and subject to risks and uncertainties. The results or events predicted in this information may differ from actual results or events. Factors which could cause actual results or events to differ materially from current expectations include, among other things, the ability of the Fund and Partnership to successfully implement the Fund's strategic initiatives and whether such strategic initiatives will yield the expected benefits, the availability and price of energy commodities, regulatory decisions, competitive factors in the power industry, and the prevailing economic conditions in North America. The Fund and the Partnership each disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  October 7, 2003